UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Address of principal executive offices)

(770)-240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock	GPK	New York Stock Exchange

☐      Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2021, Graphic Packaging International, LLC (the “Company”), a direct wholly-owned subsidiary of Graphic Packaging International Partners, LLC (“Parent”) and the primary operating subsidiary of Graphic Packaging Holding Company, completed its previously announced private offering of $400.0 million aggregate principal amount of its 3.750% senior unsecured notes due 2030 (the “Dollar Notes”) and €290.0 million aggregate principal amount of its 2.625% senior unsecured notes due 2029 (the “Euro Notes” and, together with the Dollar Notes, the “Senior Notes”). The Senior Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement between the Company, Parent, Field Container Queretaro (USA), L.L.C. (the “Subsidiary Guarantor”) and BofA Securities, Inc. and Merrill Lynch International, as representatives of the initial purchasers. The Senior Notes will be senior unsecured obligations of the Company and will be guaranteed by Parent and the Subsidiary Guarantor, as well as by the Company’s future material domestic subsidiaries that guarantee obligations under its senior credit facilities and its existing senior notes due 2022, 2024, 2026, 2027, 2028 and 2029.

The Dollar Notes were issued pursuant to a supplemental indenture (the “Seventh Supplemental Indenture”), dated as of November 19, 2021, by and among the Company, the Parent, the guarantors listed therein and U.S. Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of November 6, 2014, among Graphic Packaging International, Inc., the Guarantors party thereto and the Trustee (the “Base Indenture”), and the Euro Notes were issued pursuant to a supplemental indenture (the “Eighth Supplemental Indenture”), dated as of November 19, 2021, by and among the Company, the Parent, the guarantors listed therein, the Trustee, Elavon Financial Services DAC, UK Branch, and Elavon Financial Services DAC, to the Base Indenture. The Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Base Indenture are collectively referred to herein as the “Indenture.” The Indenture provides that interest on the Senior Notes will accrue from November 19, 2021 and is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2022. The Dollar Notes mature on February 1, 2030 and the Euro Notes mature on February 1, 2029.

At any time prior to (i) with respect to the Dollar Notes, August 1, 2029, and (ii) with respect to the Euro Notes, August 1, 2028, the Company may redeem such series of Senior Notes, in whole or in part, at any time at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date. At any time on or after (i) with respect to the Dollar Notes, August 1, 2029, and (ii) with respect to the Euro Notes, August 1, 2028, the Company may redeem such series Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its subsidiaries to create liens and merge or consolidate. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Senior Notes, failure to make payments of interest on the Senior Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Base Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, which are incorporated by reference or attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

(4.1)	Base Indenture, dated as of November 6, 2014, by and among Graphic Packaging International, Inc., the guarantors listed therein and U.S. Bank, National Association. Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 6, 2014 and incorporated herein by reference.

(4.2)	Seventh Supplemental Indenture, dated as of November 19, 2021, by and among Graphic Packaging International, LLC, Graphic Packaging International Partners, LLC, the guarantors listed therein and U.S. Bank, National Association (including the form of Note attached as an exhibit thereto).

(4.3)	Eighth Supplemental Indenture, dated as of November 19, 2021, by and among Graphic Packaging International, LLC, Graphic Packaging International Partners, LLC, the guarantors listed therein, U.S. Bank, National Association, Elavon Financial Services DAC, UK Branch, and Elavon Financial Services DAC (including the form of Note attached as an exhibit thereto).

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY (Registrant)

By:	/s/ Lauren S. Tashma
Lauren S. Tashma Executive Vice President, General Counsel and Secretary

Dated: November 19, 2021